Exhibit 99.1

Washington Prime Group Announces Intention to Voluntarily Delist
Common and Preferred Stock From the NYSE

COLUMBUS, OH – September 7, 2021 -- Washington Prime Group Inc. (NYSE: WPG) today announced its intention to voluntarily delist from the New York Stock Exchange (the “NYSE”) its shares of common stock (the “Common Stock”), 7.5% Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”), and 6.875% Series I Cumulative Redeemable Preferred Stock (the “Series I Preferred Stock,” and together with the Series H Preferred Stock, the “Preferred Stock”). The Common Stock is currently listed on the NYSE under the symbol “WPG” with a CUSIP number of 93964W 405; the Series H Preferred Stock is currently listed on the NYSE under the symbol “WPG-H” with a CUSIP number of 93964W 207; and the Series I Preferred Stock is currently listed on the NYSE under the symbol “WPG-I” with a CUSIP number of 93964W 306.

On or about September 20, 2021, the Company intends to file a Notification of Removal from Listing on Form 25 with the U.S. Securities and Exchange Commission, and it is expected that the last day of trading of the Common Stock and Preferred Stock on the NYSE will be on or about Thursday, September 29, 2021. It is expected that the Company’s Common Stock and Preferred Stock will be removed from listing and registration on the NYSE at the opening of business on or about September 30, 2021.

Because the Company’s Common Stock and Preferred Stock will no longer be publicly held upon its expected emergence from its previously announced Chapter 11 proceedings, the Company believes that the costs and expenses associated with the continued listing of the Common Stock and Preferred Equity, and the corresponding governance and filing requirements, are not economically justified.

The Company does not intend to arrange for listing or registration of the Common Stock or Preferred Stock on another stock exchange and does not plan to take any action to facilitate trading on an over-the-counter market.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com.

Contacts

Media: Media.Relations@washingtonprime.com

Investors: Investor.Relations@washingtonprime.com

Forward-Looking Statements

This press release contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the company’s proceedings under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”), the Company’s ability to complete the restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of the restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the recapitalization process or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties imposed in part by the Chapter 11 Cases; the Company’s ability to comply with financing arrangements, including the DIP Facility; the Company’s ability to maintain relationships with its tenants, suppliers, customers, employees, sponsors, and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock and other equity securities; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the restructuring and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Holders of shares of the Company’s common stock and other equity securities could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.